UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): March 7, 2016

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Employment, Confidentiality and Noncompete Agreements

In February 2016, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) requested its independent compensation consultant to perform a review of the Company’s Employment, Confidentiality and Noncompete Agreements (the “Employment Agreements”) with each of its named executive officers (the “Executive Officers”) compared to employment agreements of similarly-situated executive officers of the Company’s compensation peer group and other market survey data. Based on the findings of this review, on March 7, 2016, the Committee amended and restated the Employment Agreements with each of its Executive Officers, including:

●	Eric Fencl, Chief Administrative Officer, General Counsel and Secretary;
●	J. Christopher Hurt, Chief Operations Officer;
●	Sharon Price John, Chief Executive Officer and Chief President Bear
●	Jennifer Kretchmar, Chief Product and Innovation Bear; and
●	Vojin Todorovic, Chief Financial Officer.

Among other minor changes, revisions to each of the Employment Agreements include:

●	lengthening the time period from 12 months to 24 months following a change in control during which increased severance would be paid;
●	changing the bonus an Executive Officer would be paid if terminated within 24 months of a change in control from pro-rata based on actual results of the Company to pro-rata based on target;
●

providing that the Executive Officer would have good reason to terminate the agreement if his or her total annual compensation was materially reduced versus the prior agreements under which only a material reduction of the Executive Officer’s base compensation was grounds to invoke good reason;

●

providing that if an Executive Officer was entitled to severance, he or she would receive a lump sum payment equivalent to 18 months of the Company-paid portion of health, dental and vision coverage, rather than paying the Company-paid portion of such coverage during the 18-month continuation period; and

●

providing that should any payment under the Employment Agreements or otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, such payments either would be (i) paid in full, or (ii) paid to a lesser extent such that the excise tax would no longer be applicable, whichever amount would result in the greatest amount of payments to the Executive Officer on an after-tax basis. The prior agreements required the reduction of payments to an amount upon which no excise tax would apply. Importantly, neither the prior agreements nor the revised Employment Agreements provide for a gross-up payment.

The Committee made additional revisions to the Chief Executive Officer’s agreement, including:

●

increasing the severance payment if the Chief Executive Officer is terminated within 24 months after a change in control from 24 months of base salary to 24 months of base salary plus her target bonus amount for the fiscal year in which the termination occurs;

●

removing a provision that reduced the amount of severance paid to the Chief Executive Officer by any amount received by a subsequent employer during the severance period, consistent with the severance provisions in the Employment Agreements of the other Executive Officers; and

●

adding to severance the Company-paid portion of dental and vision coverage premiums that would be paid over an 18-month period, consistent with the severance provisions in the Employment Agreements of the other Executive Officers.

Each Employment Agreement has an initial term of three years from March 7, 2016 and renews from year-to-year thereafter. The Company may terminate each Employment Agreement prior to the end of the term upon death or disability of the Executive Officer or with or without cause (as defined in the Employment Agreements). The Executive Officer may terminate the Employment Agreement with or without good reason (as defined in the Employment Agreements). If the Company terminates the Employment Agreement without cause or if the Executive Officer terminates the Employment Agreement for good reason, the Company would be obligated to continue to pay the Executive Officer (i) his or her base salary for a period of 12 months if termination occurs prior to a change in control (as defined in the Employment Agreements) or following a period of 24 months after a change in control; (ii) in the case of an Executive Officer other than the Chief Executive Officer, his or her base salary for a period of 18 months if termination occurs within 24 months after a change in control; (iii) in the case of the Chief Executive Officer, her base salary for a period of 24 months and an amount equal to her target bonus for the year of termination if termination occurs within 24 months after a change in control; and (iv) a lump sum payment equivalent to 18 months of the Company-paid portion of health, dental and vision coverage.

As compensation for services, the Executive Officers will receive annual base salaries not less than the following rates, which rates will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms: Mr. Fencl—$327,800; Mr. Hurt—$400,000; Ms. John—$700,000; Ms. Kretchmar—$409,500; and Mr. Todorovic—$350,000. If the Company meets or exceeds certain performance objectives determined annually by the Committee, each of the Executive Officers other than the Chief Executive Officer will receive a target annual bonus of not less than 50% of his or her earned annual base salary, and the Chief Executive Officer will receive a target annual bonus of not less than 100% of her earned annual base salary, in either case payable in either cash, stock, stock options or a combination thereof. In the event of termination of employment due to the Executive Officer’s death or disability, or by the Company without cause, or if the Executive Officer terminates employment for good reason, the Executive Officer or his or her beneficiaries or estate will still be entitled to a bonus for such year of termination prorated based on the number of full week the Executive Officer was employed during the year, subject to achievement of the bonus criteria; provided, however, that if such termination occurs within 24 months following a change in control, the prorated bonus would be based on the Executive Officer’s target bonus for the year of termination.

Each Employment Agreement also provides that for the term of the Employment Agreement and for one year thereafter, subject to specified limited exceptions, the Executive Officer may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence.

Each of the Employment Agreements states that if any payments under the Employment Agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments would either be (i) paid in full, or (ii) paid to a lesser extent such that the excise tax would no longer be applicable, whichever amount would result in the greatest amount of payments to the Executive Officer on an after-tax basis.

The foregoing description of the Employment Agreements is only a summary of certain terms and conditions of the Employment Agreements and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Compensation Adjustments

On March 7, 2016, the Committee adjusted the compensation for the Company’s executive officers, including the Executive Officers, other than the Chief Executive Officer.  At the recommendation of the Committee, the Board of Directors ratified and approved the Chief Executive Officer’s compensation.

These compensation adjustments included base salary adjustments for the Company’s Executive Officers, determination of the 2016 annual bonus program and approval of the 2016 long-term incentive compensation grants, each of which is described below.

2016 Base Salary Adjustments

The adjusted annual base salaries for the Company’s Executive Officers, whose base salaries were adjusted effective March 21, 2016 and are as set forth in the Employment Agreements, are:

Name/Position	Adjusted Annual Base Salary

Sharon John, Chief Executive Officer and Chief President Bear	$700,000

Vojin Todorovic, Chief Financial Officer	$350,000

Jennifer Kretchmar, Chief Product and Innovation Bear	$409,500

J. Christopher Hurt, Chief Operations Officer	$400,000

Eric Fencl, Chief Administrative Officer, General Counsel and Secretary	$327,800

2016 Bonus Performance Objectives

Also on March 7, 2016, the Committee established the 2016 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. Third Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to all of the Company’s executive officers, including the Executive Officers (the “2016 Chiefs Bonus Program”). The Base Bonus Calculation for each of the Executive Officers for 2016 is determined by multiplying the Base Bonus Payout (set forth below) by his or her eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercised, vested restricted stock, and performance-based long-term cash program payments):

Name	Base Bonus Payout

Sharon John	100%

Vojin Todorovic	50%

Jennifer Kretchmar	50%

J. Christopher Hurt	50%

Eric Fencl	50%

The cash bonus, if any, to be paid to each respective Executive Officer will be calculated by multiplying the Base Bonus Calculation described above by the applicable Percentage of Base Bonus Calculation set forth in in column (3) below based on fiscal 2016 consolidated net income.

(1) Achievement Level	(2) Consolidated Net Income	(3) Percentage of Base Bonus Calculation

Threshold	$ 13,155,000	50%

Target	$14,420,000	100%

Maximum	$17,000,000	200%

The terms of the 2016 Chiefs Bonus Program provide for mandatory bonus payouts only if the Company’s 2016 consolidated net income (after providing for any bonus expense) meets or exceeds the threshold amount. Consolidated net income results that fall between any of the achievement levels set forth in the table above will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum Percentage of Base Bonus Calculation for each achievement level.

The foregoing summary of the 2016 Chiefs Bonus Program is qualified in its entirety by reference to the terms of such program as set forth in the 2016 Performance Objectives for Chiefs, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

2016 Long-Term Incentive Program Awards

Time-Based Restricted Stock and Time-Based Non-Qualified Stock Options

On March 7, 2016, the Committee granted its executive officers, including the Executive Officers, time-based restricted stock awards and time-based non-qualified stock options under the Plan. Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive award (“LTI Market Value”) for each Executive Officer. The resulting awards were then made 50% in time-based restricted stock and 50% in time-based non-qualified stock options, as follows:

Name	Number of Shares of Time-Based Restricted Stock	Number of Time-Based Non- Qualified Stock Options

Sharon John	45,654	92,982

Vojin Todorovic	10,956	22,314

Jennifer Kretchmar	10,956	22,314

J. Christopher Hurt	7,488	15,249

Eric Fencl	6,393	13,017

The number of shares of time-based restricted stock awarded to each Executive Officer was derived by dividing 50% of the Executive Officer’s LTI Market Value by the closing sales price of the Company’s common stock on the New York Stock Exchange on March 7, 2016 and rounding the resulting number to the closest whole number that is divisible by three.

The number of shares subject to time-based non-qualified stock options was determined by dividing 50% of the Executive Officer’s LTI Market Value by the product of (i) the closing sales price of the Company’s common stock on the New York Stock Exchange on March 7, 2016 multiplied by (ii) the valuation factor of 0.4910, and rounding the resulting number to the closest whole number that is divisible by three. The options have an exercise price equal to $13.69 per share, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on March 7, 2016.

Upon receipt of his or her 2016 long-term incentive award, each Executive Officer entered into a Build-A-Bear Workshop, Inc. Restricted Stock & Non-Qualified Stock Option Agreement (the “Agreement”) with the Company. Each Agreement provides that each of the time-based restricted stock and the time-based non-qualified stock options vests pro-ratably over three years, beginning on March 15, 2017. Vesting is accelerated upon a change in control or, in certain circumstances, upon the holder’s death or termination of employment with the Company due to disability, subject to the terms set forth in each Agreement. Holders of time-based restricted stock are entitled to voting and dividend rights.

The foregoing summary of the Agreement is qualified in its entirety by reference to such Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Three-Year Performance-Based Restricted Stock

On March 7, 2016, the Committee granted its executive officers, including the Executive Officers, a three-year performance-based restricted stock award under the Plan. Utilizing market data compiled by the Committee’s compensation consultant, the Committee awarded the Chief Executive Officer 85,000 target shares of three-year performance-based restricted stock. The number of shares of three-year performance-based restricted stock awarded to each Executive Officer other than the Chief Executive Officer was derived by dividing 50% of the Executive Officer’s base salary as adjusted on March 7, 2016 by the closing sales price of the Company’s common stock on the New York Stock Exchange on March 7, 2016 and rounding the resulting number to the closest whole number, resulting in an award of target shares to the Executive Officers as follows: Mr. Fencl—11,972; Mr. Hurt—14,609; Ms. Kretchmar—14,956; and Mr. Todorovic—12,783.

The number of three-year performance-based restricted stock shares, if any, that will be earned by each Executive Officer will be calculated by multiplying the target shares awarded by the applicable Percentage of Target Value of Three-Year Performance-Based Restricted Stock Earned Calculation set forth in in column (3) below for cumulative consolidated total revenues for fiscal 2016 through fiscal 2018.

Fiscal 2016-2018 Performance-Based Restricted Stock Payout

(1) Achievement Level	(2) Cumulative Consolidated Total Revenues for Fiscal 2016, 2017 and 2018	(3) Percentage of Target Value of Three-Year Performance-Based Restricted Stock Earned Calculation

Below Threshold	Less than $1,225,000,000	0%

Threshold	$1,225,000,000	50%

Target	$1,250,000,000	100%

Maximum	$1,300,000,000	200%

Upon receipt of his or her three-year performance-based restricted stock award, each Executive Officer entered into a Build-A-Bear Workshop, Inc. Restricted Stock Agreement (the “Three-Year Agreement”) with the Company. The Three-Year Agreement provides that the three-year performance-based restricted stock that is earned, if any, will vest on March 31, 2019. Vesting is accelerated upon a change in control or, in certain circumstances, upon the holder’s death or termination of employment with the Company due to disability. The three-year performance-based restricted stock is subject to reimbursement or forfeiture by the Executive Officer in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws.

The foregoing summary of the Three-Year Agreement is qualified in its entirety by reference to such Three-Year Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Eric Fencl and Build-A-Bear Workshop, Inc.

10.2	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between J. Christopher Hurt and Build-A-Bear Workshop, Inc.

10.3	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Sharon Price John and Build-A-Bear Workshop, Inc.

10.4	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Jennifer Kretchmar and Build-A-Bear Workshop, Inc.

10.5	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Vojin Todorovic and Build-A-Bear Workshop, Inc.

10.6	2016 Performance Objectives for Chiefs

10.7	Form of Restricted Stock and Non-Qualified Stock Option Agreement under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan

10.8	Form of Restricted Stock Agreement under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 11, 2016	By:	/s/ Eric Fencl
Name: Eric Fencl
Title: Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Eric Fencl and Build-A-Bear Workshop, Inc.

10.2	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between J. Christopher Hurt and Build-A-Bear Workshop, Inc.

10.3	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Sharon Price John and Build-A-Bear Workshop, Inc.

10.4	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Jennifer Kretchmar and Build-A-Bear Workshop, Inc.

10.5	Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Vojin Todorovic and Build-A-Bear Workshop, Inc.

10.6	2016 Performance Objectives for Chiefs

10.7	Form of Restricted Stock and Non-Qualified Stock Option Agreement under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan

10.8	Form of Restricted Stock Agreement under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan